For Immediate Release

Contact:                 Investor Relations
Owens Realty Mortgage, Inc.
www.owensmortgage.com
(925) 239-7001

Owens Realty Mortgage, Inc. Reports First Quarter 2016 Financial Results

WALNUT CREEK, CA. – May 9, 2016 – Owens Realty Mortgage, Inc. (the “Company”) (NYSE MKT: ORM) today reported financial results for the first quarter ended March 31, 2016.

First Quarter 2016 Financial Highlights
•	Net income attributable to common stockholders of $4,734,262, or $0.46 per diluted common share
•	Book value attributable to common stockholders of $19.41 per common share at March 31, 2016 as compared to $19.03 per common share at December 31, 2015
•	Declared quarterly dividends of $0.08 per share of common stock
•	FFO of $190,016, or $0.02 per diluted common share and AFFO of $405,243 or $0.04 (see Non-GAAP Financial Measures)

First Quarter 2016 Operational Highlights
•	Originated six new loans in the quarter totaling $35,150,000 (note amount) and received full or partial payoffs on ten loans totaling $17,999,000
•	Average balance of performing loans for the three months ended March 31, 2016 as compared to the three months ended March 31, 2015 increased by approximately 113%
•	Sold two real estate properties for net proceeds of $6,479,000 resulting in gain on sales of real estate totaling $4,839,000
•
In March 2016, the Company signed an amendment and restatement of its secured revolving line of credit facility with California Bank & Trust and First Bank to extend the maturity date to March 2018 and to increase the maximum potential borrowings from $30,000,000 to $50,000,000 (with future potential increases up to $75,000,000 subject to lender approval)

•
In March 2016, the Company entered into an agreement to sell all of the TOTB Miami property for $82,000,000 subject to certain potential adjustments. The closing of the sale is subject to a number of conditions described in the purchase agreement between the buyer and the TOTB entities, including among others completion of satisfactory due diligence by the buyer.  Accordingly, there is no guarantee that the closing will occur. The book value of the TOTB properties was approximately $54,526,000 as of March 31, 2016.

“The first quarter’s results were significantly affected by the gains generated from the sales of real estate assets” said Bryan Draper, the Company’s CEO. “We continue to see significant value in our real estate portfolio and will proceed with the orderly sale of these assets.  We are pleased to have put into contract our Miami properties held within TOTB Miami, LLC as they represent a substantial portion of our portfolio and will produce considerable gains and cash if and when a closing occurs.  We expect further sales activity this year. Loan production in the quarter remained strong, and we are seeing consistent lending opportunities in our markets.  We are pleased to have increased the borrowing capacity of our credit line and, along with liquidity provided from such real estate transactions we complete, we expect to further expand our loan portfolio in the balance of the year”.

Summary of First Quarter 2016 Financial Results
The Company reported net income attributable to common stockholders of $4,734,262, or $0.46 per basic and diluted common share, for the quarter ended March 31, 2016 as compared to a net income of $1,151,720, or $0.11 per basic and diluted common share, for the quarter ended March 31, 2015. The increase was primarily a result of the following:

•	An increase in gain on sale real estate of $4,633,000 due to the sale of two properties during the quarter ended March 31, 2016.

•
A decrease in impairment losses on real estate properties of $1,109,000 due to an impairment loss recorded on the unimproved residential and commercial land located in Gypsum, Colorado during the quarter ended March 31, 2015 due to a decrease in the listing price and a reduction in the fair market value estimated by management. No impairment losses were recorded during 2016.

•
A decrease in rental and other expenses on real estate properties of $400,000 and a decrease in depreciation and amortization expense of $259,000 due to the sale of four operating properties during 2015 and one in the beginning of 2016.

These items that increased net income attributable to common stockholders in the first quarter of 2016 were partially offset by the following:

•
A decrease in interest income on loans secured by trust deeds of $781,000 due to the accretion of the remaining $512,000 discount on an impaired loan and past due and deferred interest collected on impaired loans totaling approximately $855,000 during the quarter ended March 31, 2015. This decrease was partially offset by an increase in interest income on performing loans as the average balance of performing loans between the quarter ended March 31, 2015 and the quarter ended March 31, 2016 increased approximately 113%. Although there was a decrease in interest income on loans between the quarters ended March 31, 2015 and 2016, there was an increase in interest income of approximately $463,000 or 29% between the quarters ended December 31, 2015 and March 31, 2016 due to an increase in performing loans in our portfolio.

•	A decrease in rental and other income from real estate of $1,403,000 due primarily to the sale of four operating properties during 2015 and one in the beginning of 2016.

•
An increase in management and service fees of $337,000 due to an increase in the average balance of loans in the Company’s portfolio of 68% between the quarters ended March 31, 2016 and March 31, 2015.

We believe, from period to period in the near term, there could be fluctuations in earnings and net income resulting from the lag time between the sale of our real estate assets and deployment of the proceeds into new loan investments.

Quarter End Loan Portfolio Summary
The following tables set forth certain information regarding the Company’s loan portfolio at March 31, 2016 and December 31, 2015.

	March 31, 2016	December 31, 2015
By Property Type:
Commercial	$80,024,191	$76,800,297
Residential	25,024,291	24,675,867
Land	6,630,857	5,267,643
	$111,679,339	$106,743,807
By Position:
Senior loans	$108,868,495	$103,716,010
Junior loans	2,810,844	3,027,797
	$111,679,339	$106,743,807

The types of property securing the Company’s commercial real estate loans are as follows:

	March 31, 2016	December 31, 2015
Commercial Real Estate Loans:
Retail	$24,351,095	$9,206,415
Office	21,418,266	28,210,997
Apartment	12,058,538	13,094,806
Industrial	3,957,886	3,483,318
Marina	3,500,000	3,500,000
Hotel	7,985,000	7,985,000
Church	1,175,000	1,175,000
Restaurant	400,000	400,000
Storage	3,067,286	7,652,116
Golf course	1,145,000	1,145,000
Assisted care	966,120	947,645
	$80,024,191	$76,800,297

Loans by geographic location:

	March 31, 2016	Portfolio	December 31, 2015	Portfolio
	Balance	Percentage	Balance	Percentage
Arizona	$9,739,943	8.72%	$10,103,722	9.47%
California	88,169,160	78.95%	82,406,162	77.20%
Hawaii	1,450,000	1.30%	1,450,000	1.36%
Michigan	6,335,000	5.67%	6,335,000	5.93%
Nevada	5,985,236	5.36%	6,298,923	5.90%
Oregon	—	—%	150,000	0.14%
	$111,679,339	100.00%	$106,743,807	100.00%

Quarter End Real Estate Property Portfolio

The following tables set forth certain information regarding the Company’s real estate portfolio at March 31, 2016 and December 31, 2015.

Real Estate Held for Sale:

	March 31, 2016	December 31, 2015
Residential	$58,709,206	$51,942,601
Land (including land under development)	45,663,932	42,071,143
Office	4,718,987	4,716,487
Industrial	—	1,460,935
	$109,092,125	$100,191,166

Real Estate Held for Investment:

	March 31, 2016	December 31, 2015
Retail	$23,063,829	$23,122,714
Land	8,112,676	8,112,676
Residential	2,441,772	6,673,540
Assisted care	5,431,169	5,402,376
Office	4,111,383	4,315,608
Marina	4,063,948	4,079,087
Golf course	1,930,647	1,941,245
	$49,155,424	$53,647,246

Non-GAAP Financial Measures

Funds from Operations and Adjusted Funds from Operations

We utilize supplemental non-GAAP measures of operating performance, including funds from operations (“FFO”), an industry-wide standard measure of REIT operating performance, and adjusted funds from operations (“AFFO”). We believe FFO and AFFO provide investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We determine FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), as net income attributable to common stockholders (computed in accordance with GAAP), excluding real estate-related depreciation and amortization, impairment losses on depreciable real estate, gains or losses on the sales of depreciable real estate, and after adjustments for unconsolidated ventures.

We calculate AFFO by adding or subtracting from FFO the impact of non-cash accounting items, as well as gains/losses on sales of other real estate. We adjust for these items to analyze our ability to produce cash flow from on-going operations, which we use to pay dividends to our shareholders. Non-cash adjustments to FFO include the following: provisions for (reversals of) loan losses; amortization of deferred financing costs; depreciation of other assets; impairment of other real estate; accretion of loan discount; gain on foreclosure of loans; and straight-line rental adjustments.

Our calculations of FFO and AFFO may not be comparable to similar measures reported by other REITs. These non‐GAAP financial measures should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity, nor are they indicative of cash flows from operating and financial activities.

We urge investors to carefully review the GAAP financial information included as part of the Annual Report, as well as in the Company’s Quarterly Reports on Form 10-Q and quarterly earnings releases.

The following table reconciles FFO and AFFO to the comparable GAAP financial measures:

	For the Three Months Ended
	March 31, 2016	March 31, 2015
Funds from Operations
Net income attributable to common stockholders	$4,734,262	$1,151,720
Adjustments:
Depreciation and amortization of real estate	337,193	589,588
Depreciation allocated to non-controlling interests	—	(29,055)
Gain on sales of depreciable real estate, net	(4,838,815)	(152,622)
Adjustments for unconsolidated ventures	(42,624)	(43,061)
FFO attributable to common stockholders	$190,016	$1,516,570
Basic and diluted FFO per common share	$0.02	$0.14

Adjusted Funds from Operations
FFO attributable to common stockholders	$190,016	$1,516,570
Adjustments:
Non-cash items:
Provisions for loan losses	111,075	87,566
Amortization of deferred financing costs	107,022	79,419
Depreciation of other assets	6,455	12,798
Impairment of other real estate	—	1,109,434
Accretion of discount on loan to interest income	—	(536,817)
Straight-line rental adjustments	(9,325)	(175)
Less:
Gain on sales of other real estate, net	—	(52,820)
AFFO attributable to common stockholders	$405,243	$2,215,975
Basic and diluted AFFO per common share	$0.04	$0.21

Conference Call
The Company will host a conference call to discuss the results on Tuesday, May 10, 2016, at 10:00 a.m. PT / 1:00 p.m. ET.

To participate in the call, please dial (877) 407-0784 (United States) or (201) 689-8560 (International) and request the Owens Realty Mortgage call. A live webcast of the call will also be available on the Company’s website at www.owensmortgage.com.  Please allow 10 minutes prior to the call to visit this site to download and install any necessary audio software.

An archive of the webcast will be available approximately one hour after completion of the live event and will be accessible on the Company's website at www.owensmortgage.com for 30 days.  A dial-in replay of the call will also be available to those interested until June 10th.  To access the replay, dial (877) 870-5176 (United States) or (858) 384-5517 (International) and enter code: 13592599.

About Owens Realty Mortgage, Inc.
Owens Realty Mortgage, Inc., a Maryland corporation, is a specialty finance mortgage company organized to qualify as a real estate investment trust (“REIT”) that focuses on the origination, investment, and management of small balance and middle-market commercial real estate loans. We provide customized, short-term acquisition and transition capital to commercial real estate investors that require speed and flexibility. Our primary objective is to provide investors with attractive current income and long-term shareholder value. Owens Realty Mortgage, Inc., is headquartered in Walnut Creek, California, and is externally managed and advised by Owens Financial Group, Inc.

Additional information can be found on the Company’s website at www.owensmortgage.com.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements about Owens Realty Mortgage Inc.'s plans, strategies, prospects, and anticipated events, including the maximum borrowings available under its credit facilities, anticipated construction progress and completion, potential leasing activities, and repositioning and possible sale of real estate assets, are based on current information, estimates, and projections; they are subject to, risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "target," "assume," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in the Company's most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Selected Financial Data:

OWENS REALTY MORTGAGE, INC.
Consolidated Balance Sheets
(UNAUDITED)

	March 31,	December 31,
	2016	2015
ASSETS
Cash and cash equivalents	$3,228,089	$1,255,842
Restricted cash	7,329,421	7,225,371
Loans, net of allowance for losses of $1,953,521 in 2016 and $1,842,446 in 2015	109,725,818	104,901,361
Interest and other receivables	2,107,398	1,764,918
Other assets, net of accumulated depreciation and amortization of $280,474 in 2016 and $275,277 in 2015	843,818	741,001
Deferred financing costs, net of accumulated amortization of $158,033 in 2016 and $323,325 in 2015	327,302	126,308
Investment in limited liability company	2,183,656	2,141,032
Real estate held for sale	109,092,125	100,191,166
Real estate held for investment, net of accumulated depreciation of $2,561,044 in 2016 and $2,915,596 in 2015	49,155,424	53,647,246
Total assets	$283,993,051	$271,994,245
LIABILITIES AND EQUITY
LIABILITIES:
Dividends payable	$819,798	$2,133,455
Due to Manager	318,022	408,643
Accounts payable and accrued liabilities	5,417,000	3,359,294
Deferred gains on sales of real estate	209,662	209,662
Lines of credit payable	26,852,500	20,915,500
Notes and loans payable on real estate, net of unamortized deferred financing costs of $568,530 in 2016 and $658,194 in 2015	46,944,398	45,458,844
Total liabilities	80,561,380	72,485,398
Commitments and Contingencies (Note 13)
EQUITY:
Stockholders’ equity:
Preferred stock, $.01 par value per share, 5,000,000 shares authorized, no shares issued and outstanding at March 31, 2016 and December 31, 2015	—	—
Common stock, $.01 par value per share, 50,000,000 shares authorized, 11,198,119 shares issued, 10,247,477 shares outstanding at March 31, 2016 and December 31, 2015	111,981	111,981
Additional paid-in capital	182,437,522	182,437,522
Treasury stock, at cost – 950,642 shares at March 31, 2016 and December 31, 2015	(12,852,058)	(12,852,058)
Retained earnings	29,197,017	25,282,553
Total stockholders’ equity	198,894,462	194,979,998
Non-controlling interests	4,537,209	4,528,849
Total equity	203,431,671	199,508,847
Total liabilities and equity	$283,993,051	$271,994,245

OWENS REALTY MORTGAGE, INC.
Consolidated Statements of Income
 (UNAUDITED)

	Three Months Ended March 31,
	2016	2015
Revenues:
Interest income on loans	$2,043,008	$2,823,871
Rental and other income from real estate properties	2,139,985	3,542,899
Income from investment in limited liability company	42,624	43,061
Total revenues	4,225,617	6,409,831
Expenses:
Management fees to Manager	765,515	456,389
Servicing fees to Manager	69,592	41,490
General and administrative expense	553,417	378,971
Rental and other expenses on real estate properties	1,790,379	2,190,412
Depreciation and amortization	343,649	602,386
Interest expense	683,051	587,026
Provision for loan losses	111,075	87,566
Impairment losses on real estate properties	—	1,109,434
Total expenses	4,316,678	5,453,674
Operating (loss) income	(91,061)	956,157
Gain on sales of real estate, net	4,838,815	205,441
Net income	4,747,754	1,161,598
Less: Net income attributable to non-controlling interests	(13,492)	(9,878)
Net income attributable to common stockholders	$4,734,262	$1,151,720

Per common share data:
Basic and diluted earnings per common share	$0.46	$0.11
Basic and diluted weighted average number of common shares outstanding	10,247,477	10,768,001
Dividends declared per share of common stock	$0.08	$0.07

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